Exhibit 20.1

Quick Facts

32 banking centers

$2.0 billion in assets

$1.6 billion in loans

$1.5 billion in deposits

31% non-interest income to operating
revenue

7.09% tangible capital/tangible assets

At March 31, 2006

Indianapolis — A Market of
Opportunity

Deposits in market

$25 billion

CAGR of 5% from 2001 to 2005

First Indiana Bank’s market share of 6%
offers tremendous growth potential

Indianapolis — Prime Market

12th largest city in the U.S.

29th largest metropolitan area in the
U.S.

Most centrally located city of the top
100 markets in the U.S. and is served
by more segments of interstate
highway (7).

Indianapolis — Growth
Potential

Projected Growth 2005-2010

17.36%

15.45%

Average income
growth

6.26%

7.99%

Population
growth

United States

Indianapolis

Source: SNL Financial

1915 1925 1935 1945 1955 1965 1975 1985 1995 2005 2010

Evolution of FINB

1915
founded

as
Ashland
Savings
and Loan

1983 First
Indiana
Federal
Savings
Bank

1985
Trading
on
Nasdaq

2000
Acquired
SOMR

2003 Acquired
MetroBanCorp

2001
National
bank
charter

2004 New CEO

2004 Out of State
Office Sale

2004 Sale of SOMR

2004 Cost Reduction

2004 Self Tender

1934 becomes
First Federal
Savings and
Loan
Association

2005 Loan
Servicing Sale

2005 Sale of
FirstTrust

2006 New Core
Processor

2006 Priorities

Emphasize revenue growth

Achieve executional excellence

New outsourcing partner

Focus on our best opportunities

Central Indiana geography

Higher P/E businesses

Deposit Acquisition

Growth Strategies

1.    Seizing market opportunity with
high-touch community bank model

Strong relationship orientation

Local businesses have access to top executives

25 experienced, in-market relationship managers

Local decision-making

Valued in Indianapolis market

Largest bank headquartered in Indianapolis

Strong, incentivized sales culture

Disciplined and frequent sales programs

P & L responsibility

Growth Strategies

2.  Earnings growth goal of 12+%

Increase loan growth 10+%

Optimize fee income potential

Focused cost containment culture:

Eliminated $4MM from 2004 run rate

Profit improvement of $2MM+ from new
outsourcing partner

Maintain Mergent Dividend Achiever

2000
32%
42%
26%
Commercial
Residential
Consumer

March 2006
31%
52%
17%
Commercial
Residential
Consumer

Loans

Redesigned balance sheet to

Balance risk

Credit

Option

Improve risk adjusted yield

(Dollars in Thousands)

$600,000
$500,000
$400,000
$300,000
$200,000
$100,000
$0
2000
2001
2002
2003
2004
2005

	2000	2001	2002	2003	2004	2005
Demand	$239,487	$305,198	$360,140	$453,164	$455,114	$498,558
Savings	$375,331	$447,832	$398,752	$400,804	$463,679	$489,713

Demand Savings

Core Deposits

Savings
CAGR=5%

Lower cost,
stable funding
source

Checking
CAGR =16%

–

–

2000
17%
27%
56%
Demand
Savings
CDs

March 2006
27%
35%
37%
Demand
Savings
CDs

Deposits

Redesigned deposit funding

Lower costs

Increase client relationships

(Dollars in Thousands)

$60,000
$50,000
$40,000
$30,000
$20,000
$10,000
$0
Reserves for loan losses
Non-performing Assets

	2000	2001	2002	2003	2004	2005	Q1-06
Reserves for loan losses	$33,578	$37,135	$44,469	$53,197	$53,172	$39,168	$38,435
Non-performing Assets	$35,141	$46,803	$51,756	$38,882	$21,445	$4,635	$4,550

Credit Quality

0.29%

0.29%

1.82%

NPL to Loans

860%

2.50%

2005

848%

103%

Allowance to NPL

2.45%

1.88%

Allowance to
loans

Q1-06

2000

Well-reserved

Improving credit quality

7.00%
6.00%
5.00%
4.00%
3.00%
2.00%
1.00%
0.00%
4.00%
3.90%
3.80%
3.70%
3.60%
3.50%
3.40%
3.30%
3.20%
3.10%
3.00%
Fed Funds Rate
Net Interest Margin

	Q1 '00	Q2 '00	Q3 '00	Q4 '00	Q1 '01	Q2 '01	Q3 '01	Q4 '01	Q1 '02	Q2 '02	Q3 '02	Q4 '02
Fed Funds Rate	6.00	6.50	6.50	6.50	5.00	3.75	3.00	1.75	1.75	1.75	1.75	1.25
Net Interest Margin	3.93	3.89	3.91	3.88	3.82	3.73	3.74	3.46	3.58	3.76	3.88	3.68

	Q1 '03	Q2 '03	Q3 '03	Q4 '03	Q1 '04	Q2 '04	Q3 '04	Q4 '04	Q1 '05	Q2 '05	Q3 '05	Q4 '05	Q1 '06
Fed Funds Rate	1.25	1.00	1.00	1.00	1.00	1.25	1.75	2.25	2.75	3.25	3.75	4.25	4.75
Net Interest Margin	3.73	3.86	3.62	3.55	3.50	3.37	3.69	3.66	3.77	3.89	3.90	3.85	3.90

Net Interest Margin

Net Interest
Margin

Fed Funds
Rate

(Dollars in Thousands)

$40,000
$35,000
$30,000
$25,000
$20,000
$15,000
$10,000
$5,000
$0
40%
35%
30%
25%
20%
15%
10%
5%
0%

	2000	2001	2002	2003	2004	2005
Other	$6,160	$7,598	$7,236	$4,308	$5,028	$3,014
Consumer	$5,050	$9,240	$8,431	$10,822	$11,535	$10,188
Loan Fees	$3,367	$3,736	$2,723	$2,610	$3,039	$1,818
Deposit Charges	$7,282	$11,544	$14,963	$16,895	$17,246	$16,760
% of Revenue	22.00%	30.00%	31%	31%	35%	31%

Deposit Charges   Loan Fees   Consumer   Other   % of Revenue

Non-Interest Income

*

*Excludes sale of loan servicing and securities

(Dollars in Thousands)

$25,000
$20,000
$15,000
$10,000
$5,000
$0

	Q1'03	Q2'03	Q3'03	Q4'03	Q1'04	Q2'04	Q3'04	Q4'04	Q1'05	Q2 '05	Q3 '05	Q4 '05	Q1 '06
Non-Interest Expense													$930
Non-Interest Expense	$16,485	$16,392	$18,098	$19,568	$17,254	$17,060	$19,820	$15,089	$15,445	$16,321	$16,034	$15,261	$15,242

Non-Interest Expense

Capitalization

Peers*

3/31/06

FINB

3/31/06

9.01%

7.09%

8.63%

7.86%

Tangible Capital +
Reserves/Tangible Assets

6.99%

Tangible Equity/Tangible
Assets

8.81%

Equity/Assets

Self Tender of 11.0% of shares outstanding
in December 2004

Strong capital position

*$1-$10 billion US banks

Source: SNL

Experienced Management Team

1

20

Senior Vice President, Treasury
Management/Private Banking

Stacy Flanigan

13

23

34

31

23

31

Years in the
Industry

Years at
FINB

Title

Name

2

Senior Vice President, Retail Banking

Kenneth D. Hall

2

Executive Vice President, Corporate
Lending, and Corporate Secretary

Reagan K. Rick

3

Executive Vice President, Corporate
Banking, and Chief Credit Officer

David L. Maraman

23

Executive Vice President, Consumer
Banking

David A. Lindsey

6

Executive Vice President, Financial
Management/Finance, and CFO

William J. Brunner

2

President and CEO

Robert H. Warrington

First Indiana Corporation

Strong market opportunity

Indianapolis

Prime location

Opportunity for growth

Focused strategy

Risk management

Strategic vision

Diversified balance sheet mix

Improved credit metrics

Strong reserves

Robust capital position

Experienced management team

Valuation

*$1-$10 billion US banks     6/14/06  Source: SNL Financial

14.1x

13.5x

Price/2006 EPS Estimate

2.26%

3.12%

Dividend Yield

—

$0.80

Dividend

15.8x

15.6x

Price/2005 EPS Estimate

278%

305%

Price/Tangible Book

—

$ 25.64

Stock Price (6/14/06 close)

Peers*

FINB

**Regional Banks Source:  Sandler O’Neill & Partner, L.P.

1.5

1.3

PEG Ratio

Peers**

FINB

Contact Information

Robert H. Warrington

President and CEO

First Indiana Bank

135 N. Pennsylvania Street

Suite 2800

Indianapolis, Indiana 46204

rhw@firstindiana.com

317-269-1306

William J. Brunner

CFO

First Indiana Bank

135 N. Pennsylvania Street

Suite 2800

Indianapolis, Indiana 46204

brunnerw@firstindiana.com

317-269-1614

Forward-Looking Statement

This presentation and oral statements relating to it contain forward-
looking statements concerning First Indiana’s future operations and financial results.  Such statements reflect the view of management as of the date of this presentation and are subject to important factors that could cause First Indiana’s actual results to differ materially from those anticipated by the forward-looking statements.  These factors include those identified in First Indiana’s Annual Report on form 10-K and other factors as may be described in First Indiana’s periodic filings.  This presentation has been made for the benefit of sharing First Indiana’s current versus historic results and should not be used to predict future performance.

Appendix

Experienced Management Team

President and chief operating officer of the
Corporation and president and chief executive officer
of the Bank; vice-chairman and director of Old Kent
Financial Corporation (1998-2001); various
management positions at Old Kent (1988-2001),
including chief financial officer and chairman,
president, and chief executive officer of Old Kent
Mortgage Company.

Robert H. Warrington

Chief financial officer, vice president, and treasurer
of the Corporation and chief financial officer and
senior vice president of the Bank; various positions
at Bank One Corporation (1992-1999) including CFO
Treasury Management, CFO Bank One Cincinnati
N.A., Manager of Financial Planning and Analysis
Banc One Ohio Corporation; Star Banc Corporation
(1989-1992); Wachovia Corporation (1986-1989);
Bank South Corporation (1983-1986).

William J. Brunner

Senior vice president of the Bank; during his 22
years at the Bank, has had management
responsibilities for various activities including
corporate communications, branch operations,
residential mortgage lending, consumer lending,
retail banking, and marketing; currently oversees the
national consumer lending, retail branch bank
network, and the marketing department.

David A. Lindsey

Chief credit officer of the Bank; chairman and chief
executive officer of CIB Bank in Indianapolis (1998-
2003); vice president sales, Carmel Financial
Corporation (1997-1998); president and chief
executive officer Union Fidelity Bank (1995-1997);
various positions at National City Bank (1987-1994);
OCC examiner (1972-1987).

David L. Maraman

Experienced Management Team

Manager of commercial banking (including
commercial lending and treasury management) and
legal counsel; solo legal practice concentrating on
financial transactions representing financial
institutions and growth companies (1999-2004);
associate at Ice Miller in business transaction group
(1997 -1999); commercial lender at various Central
Indiana banks (1983-1997).

Reagan K. Rick

Director of retail banking; Various management
positions at Fifth Third Bank, including central
Indiana regional sales manager and private banking
team leader (1994-2004).

Kenneth D. Hall

Manager of treasury management and private
banking for the commercial bank;  manager of global
treasury management sales for Bank One/Chase
(1996 – 2005); various management positions for
National City Bank / Merchant National Bank (1986-
1996).

Stacy Flanigan

Indianapolis — Accolades

Money magazine named Indianapolis one of five “up and
coming cities” with a population over 1 million (June 2004).

Site Selection magazine named Indiana #1 in competitiveness
for business investment (May 2004).

Monster.com magazine named Indianapolis one of the top 10
places to live in America (2004).

The National Association of Home builders named Indianapolis the most affordable city with over 1 million people (2004).

ESPN.com magazine ranks Indianapolis the #1 Professional
Sports City in North America (2003).

Top 10 In Indianapolis

$449,231

$593,113

$761,412

$817,037

$842,996

$1,376,120

$2,031,933

$2,479,670

$5,262,229

$5,727,197

2005 Total
Deposits in
Market

(in thousands)

Lincoln Bancorp

Huntington Bancshares Inc.

Key Corp

National Bank of Indianapolis Corp

Regions Financial Corp.

First Indiana Corporation

Fifth Third Bancorp

Sky Financial Group Inc

National City Corp

JP Morgan Chase & Co

Institution

1.80%

IN

2.38%

OH

3.06%

OH

3.28%

IN

3.38%

AL

5.52%

IN

8.16%

OH

9.95%

OH

21.12%

OH

22.99%

NY

2005
Total
Market
Share

Headquarters

Source:  SNL Financial

March 2006
31%
52%
17%
Real Estate
33%
Business 67%
Commercial
Residential
Consumer

Commercial Loan Mix

March 2006
52%
17%
31%
Commercial
Residential
Consumer
Fixed 32%
ARM 68%

Residential Loan Mix

Other 2%
March 2006
17%
HELOC 41%
Home Equity
Fixed 57%
31%
52%
Commercial
Residential
Consumer

Consumer Loan Mix